Exhibit 99.1

Contacts:

Investors:

Dean Schorno

Genomic Health

650-569-2281

investors@genomichealth.com

Media:

Emily Faucette

Genomic Health

650-569-2824

media@genomichealth.com

Genomic Health Announces First Quarter 2014 Financial Results and Business Progress

13% Increase in Test Volume and 7% Increase in Product Revenue Compared to Prior Year

Global Adoption Continues to Grow with Multiple Significant International Milestones

9 Abstracts Accepted for Presentation at ASCO Highlighting Progress Across Breast, Colon, Prostate and Renal Programs

Conference Call Today at 4:30 p.m. ET

REDWOOD CITY, Calif., [May 6, 2014] — Genomic Health, Inc. (Nasdaq: GHDX) today reported financial results and business progress for the quarter ended March 31, 2014.

Product revenue was $67.0 million in the first quarter of 2014, compared with $62.7 million for the first quarter of 2013, an increase of 7 percent.  Total revenue for the first quarter of 2014 was $67.0 million, compared with $63.1 million in the first quarter of 2013.

International product revenue grew by 35 percent to $11.5 million compared to the same period last year and represented 17 percent of product revenue in the first quarter of 2014.

Net loss in the first quarter of 2014 was $7.4 million, compared with net loss of $0.9 million in the first quarter of 2013.  Basic and diluted net loss per share applicable to common stockholders was $0.24 for the first quarter of 2014, compared with a basic and diluted net loss per share of $0.03 for the same period in 2013.

“In the first quarter, we again expanded our U.S. breast cancer penetration, achieved strong international growth and drove adoption of our prostate cancer test,” said Kim Popovits, Chairman of the Board, Chief Executive Officer and President of Genomic Health. “We are executing on our planned investments to maximize significant international and prostate opportunities, and are on track to report topline results from additional pivotal studies in DCIS breast and prostate cancer mid-year.”

Additional First Quarter 2014 Financial Results

Total operating expenses for the first quarter of 2014 were $74.2 million, compared with total operating expenses for the comparable period in 2013 of $64.0 million.

Cash and cash equivalents and short-term and long-term investments at March 31, 2014 were $102.1 million, compared with $105.4 million at December 31, 2013.

In the first quarter, more than 23,080 Oncotype DX® test results were delivered, an increase of 13 percent, compared with 20,350 test results delivered in the same period in 2013. International test results grew 43 percent during the quarter and now represent 20 percent of total test volume.

Recent Business Highlights:

Oncotype DX Commercial Progress

•                  The American Medical Association (AMA) granted a test-specific Current Procedural Terminology (CPT) code for the Oncotype DX breast cancer test, making it the first and only test to meet Category 1 utilization and evidence requirements for risk of recurrence and chemotherapy prediction.

•                  Palmetto GBA, the designated national contractor for molecular diagnostic tests including the Oncotype DX colon cancer test, expanded its coverage policy for all qualified Medicare patients beyond stage II disease to now include select stage III A/B patients.

•                  In Canada, established coverage for an additional 5 million lives with the BC Cancer Agency in British Columbia, bringing the total lives covered to more than 80 percent of the country’s population.

•                  The AGO (Gynecologic Oncology Working Group) in Germany updated guidelines to recommend Oncotype DX as the only breast cancer gene expression test to predict chemotherapy benefit in early-stage, hormone receptor-positive invasive breast cancer.

•                  Established first policy with a private insurer in Switzerland.

•                  Established node-positive and ductal carcinoma in situ (DCIS) breast cancer coverage for an additional 5 million lives in the United States through contracts with large Blue Cross Blue Shield state plans.

Pipeline, Presentations and Publications

•                  Presented results from multiple Oncotype DX breast cancer studies at the 9th European Breast Cancer Conference (EBCC-9) in March that further support the increasing adoption of the test in Europe.

•                  Presented four studies at the United States & Canadian Academy of Pathology’s (USCAP) annual meeting in March including results from one of the largest male breast cancer genomic studies ever reported.

•                  The Oncologist published positive results from an Oncotype DX colon cancer decision impact study demonstrating that Recurrence Score® results changed treatment recommendations in 45 percent of stage II colon cancer patients.

•                  Received acceptance to present nine abstracts at the upcoming American Society of Clinical Oncology (ASCO) Annual Meeting May 30 - June 3, including studies in breast, colon, prostate, and renal cancers.

•                  Scheduled to present new information about the Oncotype DX prostate cancer test at the upcoming American Urological Association (AUA) Annual Meeting May 16 - 21, including a physician-led symposium about the integration of the test into clinical practice.

Conference Call Details

To access the live conference call today, May 6 at 4:30 p.m. Eastern Time via phone, please dial (877) 303-7208 from the United States and Canada or +1(224) 357-2389 internationally.  The conference ID is 24955534.  Please dial in approximately ten minutes prior to the start of the call.  To access the live and subsequently archived webcast of the conference call, go to the Investor Relations section of the company’s website at http://investor.genomichealth.com/events.cfm. Please connect to the web site at least 15 minutes prior to the call to allow for any software download that may be necessary.

About Genomic Health

Genomic Health, Inc. (NASDAQ: GHDX) is the world’s leading provider of genomic-based diagnostic tests that address both the overtreatment and optimal treatment of early stage cancer, one of the greatest issues in healthcare today. The company is applying its world-class scientific and commercial expertise and infrastructure to lead the translation of massive amounts of genomic data into clinically-actionable results for treatment planning throughout the cancer patient’s journey, from screening and surveillance, through diagnosis, treatment selection and monitoring.  Genomic Health’s lead product, the Oncotype DX® breast cancer test, has been shown to predict the likelihood of chemotherapy benefit as well as recurrence in invasive breast cancer and has been shown to predict the likelihood of recurrence in ductal carcinoma in situ (DCIS).  In addition to this widely adopted test, Genomic Health provides the Oncotype DX colon cancer test, the first multi-gene expression test developed for the assessment of risk of recurrence in patients with stage II and stage III disease, and the Oncotype DX prostate cancer test, which predicts disease aggressiveness in men with low risk disease. As of March 31, 2014, more than 19,000 physicians in over 70 countries had ordered approximately 440,000 Oncotype

DX tests.  The company is based in Redwood City, California with European headquarters in Geneva, Switzerland. For more information, please visit, www.GenomicHealth.com and follow the company on Twitter: @GenomicHealth. To learn more about OncotypeDX tests, visit: www.OncotypeDX.com, www.mybreastcancertreatment.org and www.myprostatecancertreatment.org.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the company’s intent to continue its investment to capture significant opportunities in the international and prostate markets; the company’s expectations regarding reporting study results; the attributes and focus of the company’s product pipeline; the applicability of clinical study results to actual outcomes; the ability of any potential tests the company may develop to optimize cancer treatment; and the ability of the company to develop and commercialize additional tests in the future. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the risks and uncertainties associated with the regulation of the company’s tests; the results of clinical studies; the applicability of clinical study results to actual outcomes; our ability to develop and commercialize new tests and expand into new markets domestically and internationally; the risk that the company may not obtain or maintain sufficient levels of reimbursement, domestically or abroad, for its existing tests and any future tests it may develop; the risks of competition; unanticipated costs or delays in research and development efforts; the company’s ability to obtain capital when needed and the other risks set forth in the company’s filings with the Securities and Exchange Commission, including the risks set forth in the company’s Annual  Report on Form 10-K for the year ended December  31, 2013. These forward-looking statements speak only as of the date hereof. Genomic Health disclaims any obligation to update these forward-looking statements.

NOTE: The Genomic Health logo, Oncotype, Oncotype DX, Recurrence Score, and DCIS Score are trademarks or registered trademarks of Genomic Health, Inc. All other trademarks and service marks are the property of their respective owners.

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GENOMIC HEALTH, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2014	2013
	(Unaudited)
REVENUES:
Product revenues	$67,002	$62,709
Contract revenues	—	385
Total revenues	67,002	63,094

OPERATING EXPENSES (1):
Cost of product revenues	12,055	9,746
Research and development	14,681	13,663
Selling and marketing	32,732	27,439
General and administrative	14,728	13,135
Total operating expenses	74,196	63,983

Income (loss) from operations	(7,194)	(889)

Interest income	50	65
Other income (expense), net	(226)	(6)
Income (loss) before income taxes	(7,370)	830

Income tax expense	75	53
Net income (loss)	$(7,445)	$(883)
Basic net income (loss) per share	$(0.24)	$(0.03)
Diluted net income (loss) per share	$(0.24)	$(0.03)
Shares used in computing basic net income (loss) per share	31,087	30,099
Shares used in computing diluted net income (loss) per share	31,087	30,099

(1)         Included in operating expenses for the first quarter of 2014 were non-cash charges of $6.1 million, including $4.4 million of stock-based compensation expense and $1.7 million of depreciation and amortization expenses, compared with non-cash charges for the same period in 2013 of $5.9 million, including $4.4 million of stock-based compensation expense and $1.5 million of depreciation and amortization expenses.

GENOMIC HEALTH, INC.

Condensed Consolidated Balance Sheets

(In thousands)

	As of March 31, 2014	As of December 31, 2013
	(Unaudited)

Cash and cash equivalents	$28,241	$33,279
Short-term marketable securities	72,621	72,071
Accounts receivable, net	28,901	29,446
Prepaid expenses and other current assets	10,125	10,196
Total current assets	139,888	144,992

Long-term investments	1,285	—
Property and equipment, net	18,065	18,290
Other assets	14,099	13,752
Total assets	$173,337	$177,034

Accounts payable	$7,562	$5,160
Accrued expenses and other current liabilities	23,849	24,086
Deferred revenues	8	586
Other liabilities	2,136	2,221
Stockholders’ equity	139,782	144,981
Total liabilities and stockholders’ equity	$173,337	$177,034

The condensed consolidated balance sheet at December 31, 2013 has been derived from the audited consolidated financial statements at that date included in the Company’s Form 10-K for the fiscal year ended December 31, 2013